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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.-65382) pertaining to the Retirement Savings Plan of Health Management Associates, Inc. Of our report dated May 23, 1997, with respect to the financial statements and supplemental schedules of Health Management Associates, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996

                                                   ERNST & YOUNG LLP

Atlanta, Georgia
June 19, 1997